   As filed with the Securities and Exchange Commission on September 27, 2000
                                                      Registration No. 333-_____
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  ____________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ____________


                             UCAR INTERNATIONAL INC.
             (Exact Name of Registrant as Specified in Its Charter)


         Delaware                                06-1385548
State or Other Jurisdiction of       (I.R.S. Employer Identification No.)
Incorporation or Organization)

                        3102 West End Avenue, Suite 1100
                           Nashville, Tennessee 37203
          (Address of Principal Executive Offices, Including Zip Code)

                             UCAR International Inc.
                          Compensation Deferral Program
                            (Full Title of the Plan)

                             Karen G. Narwold, Esq.
                  Vice President, General Counsel and Secretary
                             UCAR International Inc.
                        3102 West End Avenue, Suite 1100
                           Nashville, Tennessee 37203
                                 (615) 760-8227

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)


                                  ____________

                                    Copy to:

                             M. Ridgway Barker, Esq.
                            Kelley Drye & Warren LLP
                               Two Stamford Plaza
                              281 Tresser Boulevard
                           Stamford, Connecticut 06901
                                  ____________

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement becomes effective. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

                         CALCULATION OF REGISTRATION FEE

===================================== ================== ====================== ========================== =========================

           Title of Units               Amount to be       Proposed Maximum         Proposed Maximum               Amount of
          to be Registered               Registered       Offering Price Per    Aggregate Offering Price       Registration Fee
                                                                Unit(1)

------------------------------------- ------------------ ---------------------- -------------------------- -------------------------

Deferred Compensation Obligations        $15,000,000             100%                  $15,000,000                  $3,960
(2)

===================================== ================== ====================== ========================== =========================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

(2) The Deferred Compensation Obligations are unsecured obligations of UCAR International Inc. to pay deferred compensation in the future in accordance with the terms of the UCAR International Inc. Compensation Deferral Program.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         This Registration Statement on Form S-8 is filed by UCAR International Inc., a Delaware corporation (the "Registrant" or "UCAR"), with respect to unsecured obligations of the Registrant to pay deferred compensation in the future (the "Deferred Compensation Obligations") in accordance with the terms of the UCAR International Inc. Compensation Deferral Program (the "Plan"). The document(s) containing information required by the Securities and Exchange Commission (the "Commission" or "SEC") as set forth in Part I of Form S-8 will be sent or given to participants in the Plan, which Plan is listed on the cover of this Registration Statement on Form S-8 (the "Registration Statement"), as specified in Rule 428(b)(1) promulgated by the Commission under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirement of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         UCAR has filed the following documents with the SEC and they are hereby incorporated by reference in this Registration Statement:

o        UCAR's Annual Report on Form 10-K for the year ended December 31, 1999

o UCAR's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000

o UCAR's Proxy Statement relating to its Annual Meeting of Stockholders held on May 9, 2000

o All documents subsequently filed by UCAR with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents

Item 4.  Description of Securities.

         See Exhibit 4.1, which is incorporated herein by reference.

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

         UCAR's by-laws provide as follows:

"Section 1.  Indemnification.
 ---------   ---------------

         (a) Each person who is or was made a party or is threatened to be made a party to, or is or was involved in, any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director, officer, employee or, pursuant to a resolution or resolutions adopted by the affirmative vote of a majority of the Board, agent of the Corporation or a subsidiary of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, member, employee, agent or trustee of another corporation (other than a subsidiary of the Corporation) or of a partnership, joint venture, trust or other enterprise, including an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as an officer or director or in any other

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capacity while so serving, shall be indemnified by the Corporation for and held harmless by the Corporation from and against, to the fullest extent authorized by the Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader or greater rights to indemnification than the Law prior to such amendment permitted the Corporation to provide), all expenses, liabilities and losses (including attorneys' fees, judgments, fines, excise taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that except as provided herein with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. Such right to indemnification shall continue as to a person who has ceased to be such an officer, director, partner, member, employee, agent or trustee and shall inure to the benefit of his or her heirs, executors and administrators. Such right to indemnification shall be a contract right and shall include the right of a director, officer, partner, member, employee, agent or trustee to be paid the expenses (including costs and attorneys' fees and disbursements) incurred in defending a proceeding in advance of its final disposition to the fullest extent authorized by the Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader or greater rights to indemnification than the Law prior to such amendment permitted the Corporation to provide); provided, however, that, if the Law requires, the payment of such expenses incurred by a director or officer of the Corporation in his capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such person while a director or officer of the Corporation, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. Such right to indemnification and to the payment of expenses may be granted to any other employee or agent of the Corporation or its subsidiaries if, and to the extent, authorized by the Board.

         (b) If a claim under this Article is not paid in full by the Corporation within thirty (30) days after a written demand therefor has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such suit. It shall be a defense to any such suit (other than a suit brought to enforce a claim for expenses incurred in defending a proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board, independent legal counsel to the Corporation or the stockholders) to have made a determination prior to the commencement of such suit that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Law nor an actual determination by the Corporation (including the Board, independent legal counsel to the Corporation or the stockholders) that the claimant has not met such applicable standard of conduct shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 2.  Indemnification Not Exclusive.
---------   -----------------------------

         The indemnification of or the payment of expenses for any person under this Article, or the right of any person to indemnification or payment of expenses under this Article, shall not limit or restrict in any way the power of the Corporation to indemnify or pay expenses for such person in any other manner permitted by law or be deemed exclusive of, or invalidate, any other right which such person may have or acquire under any law, agreement, vote of stockholders or disinterested directors, or otherwise.

Section 3.  Successors.
---------   ----------

         The right of any person to indemnification and payment of expenses under this Article shall continue as to a person after such person shall have ceased to be such an officer, director, partner, member, employee, agent or trustee, shall inure to the benefit of the heirs, distributees, executors, administrators and other legal representatives of such person, shall survive and not be adversely affected by any modification or repeal of this Article with respect to any claim or proceeding which arose or transaction, matter, event or condition which occurred or existed before such modification or repeal and shall be binding upon all successors of the Corporation.

Section 4.  Insurance.
---------   ---------

         The Corporation may purchase and maintain insurance on behalf of any person who is or was such an officer, director, partner, member, employee, agent or trustee against any liability asserted against such person as such an officer, director, partner, member, employee, agent or trustee or arising out of such person's status as such an officer, director, partner, member, employee, agent or trustee, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article or applicable law.

Section 5.  Definition of Certain Terms.
---------   ---------------------------

         (a) For purposes of this Article, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, fiduciary, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, fiduciary, employee or agent with respect to an employee benefit plan, its participants or its beneficiaries.

         (b) For the purposes of this Article and the Law, a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation."

         UCAR's certificate of incorporation provides as follows:

                  "A director shall not be personally liable to the Corporation or the stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the duty of loyalty of such director to the Corporation or such holders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Law and (iv) for any transaction from which such director derives an improper personal benefit. If the Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Law, as so amended. No repeal or modification of this Article TENTH shall adversely affect any right of or protection afforded to a director prior to such repeal or modification."

         UCAR maintains a director's and officer's liability insurance policy which indemnifies directors and officers for certain losses arising from claims by reason of a wrongful act, as defined therein, under certain circumstances.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

Exhibit
Number                               Description
--------                             -----------

4                UCAR International Inc. Compensation Deferral Program
5                Opinion of Kelley Drye & Warren LLP
23.1             Consent of KPMG LLP
23.2             Consent of Kelley Drye & Warren LLP (included in Exhibit 5)
24               Powers of Attorney of Directors and Certain Officers of UCAR
                 (included on the signature pages hereof)

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and the price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided however that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by UCAR pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purposes of determining any liability under the Securities Act, each filing of UCAR's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act), that it is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of UCAR pursuant to the foregoing provisions described in Item 6 of this Registration Statement, or otherwise, UCAR has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by UCAR of expenses incurred or paid by a director, officer or controlling person of UCAR in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, UCAR will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 27th day of September, 2000.

                          UCAR INTERNATIONAL INC.

                          By: /s/ Corrado F. DeGasperis
                              ------------------------------
                              Name:  Corrado F. DeGasperis
                              Title: Vice President and Chief
                                     Information Officer
                                     (Principal Accounting Officer)



                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Gilbert E. Playford, Craig S. Shular, Corrado F. DeGasperis and Karen G. Narwold, and each of them individually, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments to this registration statement (which includes any additional registration statement under Rule 462(b)) together with all schedules and exhibits thereto, (ii) act on, sign and file with the Securities and Exchange Commission any and all exhibits to this registration statement and any and all exhibits and schedules thereto, (iii) act on, sign and file any and all applications, registration statements, notices, reports and other documents necessary or appropriate in connection with the registration or qualification under foreign and state securities laws of the securities described in this registration statement or any amendment thereto, or obtain an exemption therefrom, in connection with the offering described therein, and (iv) take any and all such actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                   Signatures                                        Title                             Date
                   ----------                                        -----                             ----

                                                    Chairman of the Board, Chief Executive
/s/ Gilbert E. Playford                             Officer and President (Principal
------------------------------------------------    Executive Officer)                          September 27, 2000
               Gilbert E. Playford

                                                    Executive Vice President, Electrode
/s/ Craig S. Shular                                 Sales/Marketing, and Chief Financial
------------------------------------------------    Officer (Principal Financial Officer)       September 27, 2000
                 Craig S. Shular


/s/ Corrado F. DeGasperis                           Vice President and Chief Information
------------------------------------------------    Officer (Principal Accounting Officer)      September 27, 2000
              Corrado F. DeGasperis


/s/ R. Eugene Cartledge
------------------------------------------------                   Director                     September 27, 2000
               R. Eugene Cartledge


/s/ Mary B. Cranston
------------------------------------------------                   Director                    September 27, 2000
                Mary B. Cranston


/s/ Alec Flamm
------------------------------------------------                   Director                    September 27, 2000
                   Alec Flamm


/s/ John R. Hall
------------------------------------------------                   Director                    September 27, 2000
                  John R. Hall


/s/ Thomas Marshall
------------------------------------------------                   Director                    September 27, 2000
                 Thomas Marshall


/s/ Michael C. Nahl
------------------------------------------------                   Director                    September 27, 2000
                 Michael C. Nahl


                                  EXHIBIT INDEX

Exhibit

4                  UCAR International Inc. Compensation Deferral Program

5                  Opinion of Kelley Drye & Warren LLP

23.1               Consent of KPMG LLP

23.2               Consent of Kelley Drye & Warren LLP (included in Exhibit 5)

24 Powers of Attorney of Directors and Certain Officers of UCAR (included on the signature pages hereof)